HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
August 6, 2007

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to five separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•   Offering Period End Date: [August 24, 2007 at 2:00 pm, New York City time]
•   Initial Public Offering Price: 100 per cent
•   Initial Valuation Date: August 24, 2007
•   Issue Date: August 29, 2007
•   Maturity Date: 3 business days after the final valuation date
•   Initial Price: The market price of the reference asset on the initial valuation date

•   Barrier Price: The product of the barrier level multiplied by the initial price
•   Final Price: With respect to any reference asset, the applicable market price on the final valuation date for such reference asset, subject to adjustments described herein.
•   Interest Payment Dates: The 29th calendar day of each month (or the last calendar day of any month with fewer than 29 calendar days) following the issue date (or, if that day is not a business day, the following business day), commencing on September 29, 2007 and ending on the maturity date.
•   Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	PRINCIPAL AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE
INTERCONTINENTALEXCHANGE, INC. (ICE)	FWP-5	20.25%	75%	TBD	TBD	TBD	4042K0 AJ4 / US4042K0AJ46	February 25, 2008
Freeport-McMoRan Copper & Gold Inc. (FCX)	FWP-6	17.00%	80%	TBD	TBD	TBD	4042K0 AK1 / US4042K0AK16	February 25, 2008
Titanium Metals Corporation (TIE)	FWP-7	15.25%	80%	TBD	TBD	TBD	4042K0 AL9 / US4042K0AL96	February 25, 2008
BE AEROSPACE, INC. (BEAV)	FWP-8	14.50%	80%	TBD	TBD	TBD	4042K0 AM7/ US4042K0AM76	February 25, 2008
AMERICAN ORIENTAL BIOENGINEERING, INC. (AOB)	FWP-9	11.00%	65%	TBD	TBD	TBD	4042K0 AN5 / US4042K0AN56	November 26, 2007

(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. August 6, 2007

GENERAL TERMS

This free writing prospectus relates to five separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.
FWP-2

4.	The reference issuer of one of the reference assets has proposed a merger with another company.

According to publicly available information, INTERCONTINENTALEXCHANGE, INC. issued a press release on March 15, 2007 announcing that it made a proposal to the Board of Directors of CBOT Holdings, Inc. to combine the two companies in a stock-for-stock transaction. For more information on INTERCONTINENTALEXCHANGE, INC., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur..

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.
FWP-3

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through June 29, 2007 and for the period from July 2, 2007 through August 2, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).
•  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;
•  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

INTERCONTINENTALEXCHANGE, INC. (ICE)

Description of INTERCONTINENTALEXCHANGE, INC.

According to publicly available information, INTERCONTINENTAL EXCHANGE, INC. (“ICE") through its subsidiaries, owns and operates an Internet-based global electronic marketplace for trading in futures and over-the-counter (“OTC”) commodities, and derivative financial products in the United States and internationally. ICE operates in four segments: Energy Futures and Options Markets, Global OTC Markets, Market Data, and Soft Commodity Futures and Options Markets. According to publicly available information, ICE issued a press release on March 15, 2007 announcing that it made a proposal to the Board of Directors of CBOT Holdings, Inc. (“CBOT”) to combine the two companies in a stock-for-stock transaction as an alternative to the previously announced merger of CBOT with Chicago Mercantile Exchange Holdings, Inc. The common stock of ICE started trading on the New York Stock Exchange on November 15, 2005; therefore, historical prices of ICE commenced on and from November 15, 2005.

ICE’s SEC file number is 001-32671

Historical Performance of ICE

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	44.21	26.00	36.35
March 31, 2006	73.59	36.00	69.05
June 30, 2006	82.40	45.27	57.94
September 29, 2006	77.92	51.77	75.07
December 29, 2006	113.85	72.15	107.90
March 30, 2007	167.00	108.15	122.21
June 29, 2007	162.47	120.56	147.85
July 2, 2007 through August 2, 2007	174.15	140.75	151.26

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	ICE
Initial Price:	USD[●]
Barrier Price:	USD[●]
Interest Rate:	20.25 per cent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.125%		100.00%
+	90%	10.125%		90.00%
+	80%	10.125%		80.00%
+	70%	10.125%		70.00%
+	60%	10.125%		60.00%
+	50%	10.125%		50.00%
+	40%	10.125%		40.00%
+	30%	10.125%		30.00%
+	20%	10.125%		20.00%
+	10%	10.125%		10.00%
	0%	10.125%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.125%	10.125%	-10.00%
-	20%	-9.875%	10.125%	-20.00%
-	30%	-19.875%	N/A	-30.00%
-	40%	-29.875%	N/A	-40.00%
-	50%	-39.875%	N/A	-50.00%
-	60%	-49.875%	N/A	-60.00%
-	70%	-59.875%	N/A	-70.00%
-	80%	-69.875%	N/A	-80.00%
-	90%	-79.875%	N/A	-90.00%
-	100%	-89.875%	N/A	-100.00%

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FREEPORT-MCMORAN COPPER & GOLD INC. (FCX)

Description of Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (“FCX”), through its subsidiaries, engages in the exploration, mining, and production of copper, gold, and silver. FCX holds interests primarily in the Grasberg open pit and the Deep Ore Zone mines in Indonesia. FCX also owns interests in the Grasberg block cave, Kucing Liar, Deep Mill Level Zone, Ertsberg Stockwork Zone, Mill Level Zone, Big Gossan, Dom open pit, and Dom block cave. In addition, FCX smelts and refines copper concentrates, and markets the refined copper products.

FCX’s SEC file number is 001-9916.

Historical Performance of FCX

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	44.90	35.09	39.09
June 30, 2004	39.85	27.76	33.15
September 30, 2004	42.13	31.54	40.50
December 31, 2004	42.55	33.98	38.23
March 31, 2005	43.90	35.12	39.61
June 30, 2005	40.31	31.52	37.44
September 30, 2005	49.48	37.12	48.59
December 30, 2005	56.35	43.41	53.80
March 31, 2006	65.00	47.11	59.77
June 30, 2006	72.20	43.10	55.41
September 29, 2006	62.29	47.58	53.26
December 29, 2006	63.70	47.60	55.73
March 30, 2007	67.19	48.85	66.19
June 29, 2007	85.50	65.62	82.82
July 2, 2007 through August 2, 2007	100.15	83.25	89.63

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	FCX
Initial Price:	USD[●]
Barrier Price:	USD[●]
Interest Rate:	17.00 per cent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.50%		100.00%
+	90%	8.50%		90.00%
+	80%	8.50%		80.00%
+	70%	8.50%		70.00%
+	60%	8.50%		60.00%
+	50%	8.50%		50.00%
+	40%	8.50%		40.00%
+	30%	8.50%		30.00%
+	20%	8.50%		20.00%
+	10%	8.50%		10.00%
	0%	8.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.50%	8.50%	-10.00%
-	20%	-11.50%	8.50%	-20.00%
-	30%	-21.50%	N/A	-30.00%
-	40%	-31.50%	N/A	-40.00%
-	50%	-41.50%	N/A	-50.00%
-	60%	-51.50%	N/A	-60.00%
-	70%	-61.50%	N/A	-70.00%
-	80%	-71.50%	N/A	-80.00%
-	90%	-81.50%	N/A	-90.00%
-	100%	-91.50%	N/A	-100.00%

FWP-6

TITANIUM METALS CORPORATION (TIE)

Description of Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (“Titanium Metals”), together with its subsidiaries, produces titanium melted and mill products for commercial aerospace, military, industrial, and other applications worldwide. Titanium Metals offers titanium sponge, which is the basic form of titanium metal used in titanium products; and melted products, such as ingot, electrodes, and slab that are the result of melting sponge and titanium scrap either alone or with various alloys. Titanium Metals also provides mill products that are forged and rolled from ingot or slab products, including billets, bars, plates, sheets and strips, and pipes; and fabrications, which comprise spools, pipe fittings, manifolds, and vessels that are cut, formed, welded, and assembled from titanium mill products.

Titanium Metals’ SEC file number is 1-14368.

Historical Performance of Titanium Metals

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	2.59	1.06	2.49
June 30, 2004	2.70	1.79	2.31
September 30, 2004	3.11	2.30	2.93
December 31, 2004	3.33	2.31	3.02
March 31, 2005	5.06	2.91	4.50
June 30, 2005	7.19	3.88	7.10
September 30, 2005	10.60	6.16	9.89
December 30, 2005	19.86	8.56	15.82
March 31, 2006	25.92	15.96	24.28
June 30, 2006	47.63	24.50	34.38
September 29, 2006	34.88	22.77	25.28
December 29, 2006	33.92	23.20	29.51
March 30, 2007	38.85	27.74	35.88
June 29, 2007	39.80	30.30	31.90
July 2, 2007 through August 2, 2007	35.32	31.51	32.02

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Titanium Metals
Initial Price:	USD[●]
Barrier Price:	USD[●]
Interest Rate:	15.25 per cent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.625%		100.00%
+	90%	7.625%		90.00%
+	80%	7.625%		80.00%
+	70%	7.625%		70.00%
+	60%	7.625%		60.00%
+	50%	7.625%		50.00%
+	40%	7.625%		40.00%
+	30%	7.625%		30.00%
+	20%	7.625%		20.00%
+	10%	7.625%		10.00%
	0%	7.625%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.375%	7.625%	-10.00%
-	20%	-12.375%	7.625%	-20.00%
-	30%	-22.375%	N/A	-30.00%
-	40%	-32.375%	N/A	-40.00%
-	50%	-42.375%	N/A	-50.00%
-	60%	-52.375%	N/A	-60.00%
-	70%	-62.375%	N/A	-70.00%
-	80%	-72.375%	N/A	-80.00%
-	90%	-82.375%	N/A	-90.00%
-	100%	-92.375%	N/A	-100.00%

FWP-7

BE AEROSPACE, INC. (BEAV)

Description of BE AEROSPACE, INC.

According to publicly available information, BE AEROSPACE, INC. (“BE”) is engaged in the manufacture of cabin interior products for commercial aircraft and business jets, and is an aftermarket distributor of aerospace fasteners. BE sells its manufactured products directly to all of the airlines and airframe manufacturers, and a variety of general aviation customers. BE's product categories include commercial aircraft seats, a line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, beverage containers, refrigerators, freezers, chillers and microwave, high-heat convection and steam ovens; both chemical and gaseous aircraft oxygen delivery systems, protective breathing equipment and lighting products; business jet and general aviation interior products, including a line of executive aircraft seats, direct and indirect overhead lighting systems, oxygen delivery systems, air valve systems, high-end furniture and cabinetry, and a line of aerospace fasteners,

BE’s SEC file number is 000-18348.

Historical Performance of BE

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	7.71	5.20	6.72
June 30, 2004	8.00	5.72	7.58
September 30, 2004	11.99	6.32	9.10
December 31, 2004	11.98	7.90	11.64
March 31, 2005	13.10	9.30	12.00
June 30, 2005	16.48	10.15	15.63
September 30, 2005	17.75	14.05	16.57
December 30, 2005	22.46	16.06	22.00
March 31, 2006	25.78	20.25	25.12
June 30, 2006	29.60	18.28	22.86
September 29, 2006	25.25	17.64	21.09
December 29, 2006	27.77	19.09	25.68
March 30, 2007	33.80	25.56	31.70
June 29, 2007	41.65	31.59	41.30
July 2, 2007 through August 2, 2007	44.69	38.15	41.59

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	BE
Initial Price:	USD[●]
Barrier Price:	USD[●]
Interest Rate:	14.50 per cent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.25%		100.00%
+	90%	7.25%		90.00%
+	80%	7.25%		80.00%
+	70%	7.25%		70.00%
+	60%	7.25%		60.00%
+	50%	7.25%		50.00%
+	40%	7.25%		40.00%
+	30%	7.25%		30.00%
+	20%	7.25%		20.00%
+	10%	7.25%		10.00%
	0%	7.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.75%	7.25%	-10.00%
-	20%	-12.75%	7.25%	-20.00%
-	30%	-22.75%	N/A	-30.00%
-	40%	-32.75%	N/A	-40.00%
-	50%	-42.75%	N/A	-50.00%
-	60%	-52.75%	N/A	-60.00%
-	70%	-62.75%	N/A	-70.00%
-	80%	-72.75%	N/A	-80.00%
-	90%	-82.75%	N/A	-90.00%
-	100%	-92.75%	N/A	-100.00%

FWP-8

AMERICAN ORIENTAL BIOENGINEERING, INC. (AOB)

Description of AMERICAN ORIENTAL BIOENGINEERING, INC.

According to publicly available information, AMERICAN ORIENTAL BIOENGINEERING, INC. (“AOB”) together with its subsidiaries, engages in the development, manufacture, and commercialization of plant-based pharmaceutical (“PBP”) and plant-based nutraceutical (“PBN”) products. AOB provides PBP products that include Shuanghuanlian Lyophilized injection powder, an anti-viral injection for treating respiratory diseases; Cease Enuresis Soft Gel and Patch, a prescription medicine formulated to help alleviate bed-wetting and incontinence, as well as offers over-the-counter drugs, such as Jinji capsules and pills to treat endometritis, annexitis, and pelvic inflammations.

AOB’s SEC file number is 0-29015.

Historical Performance of AOB

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	4.98	2.40	3.35
June 30, 2004	3.60	1.75	1.75
September 30, 2004	1.85	1.20	1.35
December 31, 2004	1.84	1.19	1.55
March 31, 2005	1.55	1.25	1.42
June 30, 2005	1.86	1.02	1.70
September 30, 2005	5.92	1.60	4.55
December 30, 2005	7.68	3.85	4.41
March 31, 2006	5.98	4.21	5.16
June 30, 2006	6.28	4.54	5.53
September 29, 2006	6.13	4.55	6.08
December 29, 2006	13.24	5.80	11.67
March 30, 2007	14.19	8.42	9.39
June 29, 2007	11.85	8.13	8.90
July 2, 2007 through August 2, 2007	9.94	6.95	7.32

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AOB
Initial Price:	USD[●]
Barrier Price:	USD[●]
Interest Rate:	11.00 per cent per annum
Physical Delivery Amount:	[●] shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	2.75%		100.00%
+	90%	2.75%		90.00%
+	80%	2.75%		80.00%
+	70%	2.75%		70.00%
+	60%	2.75%		60.00%
+	50%	2.75%		50.00%
+	40%	2.75%		40.00%
+	30%	2.75%		30.00%
+	20%	2.75%		20.00%
+	10%	2.75%		10.00%
	0%	2.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-7.25%	2.75%	-10.00%
-	20%	-17.25%	2.75%	-20.00%
-	30%	-27.25%	2.75%	-30.00%
-	40%	-37.25%	N/A	-40.00%
-	50%	-47.25%	N/A	-50.00%
-	60%	-57.25%	N/A	-60.00%
-	70%	-67.25%	N/A	-70.00%
-	80%	-77.25%	N/A	-80.00%
-	90%	-87.25%	N/A	-90.00%
-	100%	-97.25%	N/A	-100.00%

FWP-9